UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3051 W 105th Ave. Westminster, CO	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 587-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

ITEM 10.1 GENETHERA, INC. INCORPORATES SUBSIDIARY IN THE UNITED KINGDOM

On April 23, 2021 GeneThera Inc. received confirmation from The Registrar of Companies for England and Wales that GeneThera’s subsidiary, GeneThera Robotics Limited., has been registered in the United Kingdom. The ownership of the subsidiary is designated as followed: GeneThera Inc fifty-one percentage; Alejandra Baglietto forty-nine percentage. On the same day GeneThera Board of Directors approved the appointment of Mrs. Alejandra Baglietto as Managing Director of GeneThera Robotics Ltd. GeneThera Inc subsidiary will be responsible for the UK and International operations related to the development of the Zoonotic Infectious Diseases Alert Shield (ZIDAS) platform. Mrs. Baglietto holds a B.A. and M.A. from Cal State University at San Bernardino. She has worked both in the private and public sector and has experience dealing with government and business relations, clients, communications and investments. Mrs. Baglietto has worked with numerous private and public companies, most recently, assisting with assessing political risk, international trade investments and ministry of finance guarantees.

Item 9.01 EXHIBITS

Exhibit Number Description

10.1	Incorporation Documents

.	Exhibit A

Exhibit B

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.,
a Nevada Corporation

By:/s/ Antonio Milici
Antonio Milici, CEO

Date: May 18, 2021

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